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                                                                     Exhibit 4.3


                               AMENDMENT NO. 1 TO
                                  COMMON STOCK
                          REGISTRATION RIGHTS AGREEMENT


                  THIS AMENDMENT NO. 1 TO COMMON STOCK REGISTRATION RIGHTS AGREEMENT (this "Amendment") is entered into as of this 1st day of October, 1997, between GRANT GEOPHYSICAL, INC. (formerly Grant Acquisition Corporation), a Delaware corporation (the "Company"), ELLIOTT ASSOCIATES, L.P., a Delaware limited partnership (the "Purchaser") and WESTGATE INTERNATIONAL, L.P., a Delaware limited partnership ("Westgate").

                  WHEREAS, the Company and the Purchaser are parties to a Common Stock Registration Rights Agreement dated September 19, 1997 (the "Agreement") pursuant to which the Company granted to the Purchaser certain registration rights with respect to Registrable Shares (as defined in the Agreement);

                  WHEREAS, pursuant to subscriptions dated September 29, 1997 (the "Second Subscriptions"), Purchaser and Westgate have purchased, in the aggregate, Nineteen thousand five hundred seventy-one and 162/1000ths (19,571.162) shares of the Company's Cumulative Pay-in-Kind Preferred Stock, $.001 par value per share (the "Preferred Stock");

                  WHEREAS, the Purchaser and Westgate have conditioned the Second Subscriptions on the shares of Preferred Stock (and Preferred Stock Rights) being considered Registrable Shares under the Agreement;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

                  1. DEFINITIONS. Capitalized terms used herein and not defined are used as defined in the Agreement.

                  2.   AMENDMENTS.

                  (a) The definition of "Registrable Shares" in Section 1 of the Agreement is hereby amended and restated in its entirety to read as follows:

                  "Registrable Shares" shall mean (i) any Common Stock issued to Purchaser pursuant to the Subscription or the Plan; (ii) any Preferred Stock issued to Purchaser or Westgate pursuant to the Second Subscriptions; (iii) any Preferred Stock issued with respect to dividends and Dividend Interest (paid or accrued but unpaid) on the Preferred Stock referred to in clause (ii); (iv) any Common Stock issued with respect to the Preferred Stock pursuant to Section 5(b)(ii) of the terms of the Preferred Stock set forth in Article Fourth of the



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         Company's Certificate of Incorporation, as amended on the date hereof;
         and (v) any equity securities of the Company issued or distributed after the date hereof in respect of the stock referred to in clauses
         (i), (ii), (iii) and (iv) above by way of any stock dividend, stock split or other distribution, recapitalization or reclassification, and any equity securities of the Company acquired by a Holder upon exercise or conversion of any such securities. As to any particular Registrable Share, such Registrable Share shall cease to be a Registrable Share when (x) it shall have been sold, transferred or otherwise disposed of or exchanged pursuant to a registration statement under the Securities Act or (y) it shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act.

                  (b) The definition of "Holders" in Section 1 of the Agreement is hereby amended and restated in its entirety to read as follows:

                  "Holders" shall mean Purchaser, Westgate, any Affiliate of Purchaser or Westgate (other than the Company) and any transferees of Purchaser or Westgate who are holders of record of shares of any Registrable Shares, and any combination of them, and the term "Holder" shall mean any such person.

                  (c) Section 2(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

                  (b) PRIORITY IN INCIDENTAL REGISTRATION. If a registration pursuant to this Section 2 involves an underwritten offering and the managing underwriter or underwriters in good faith advises the Company in writing that, in its opinion, the number of securities requested and otherwise proposed to be included in such registration exceeds the largest number which can be sold in such offering without having an adverse effect on such offering (including the price at which such securities can be sold), the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, (i) if the registration is a primary registration on behalf of the Company (w) first, the securities proposed to be registered by the Company, (x) second, the Registrable Shares which are shares of Common Stock pro rata in accordance with the number of such securities requested to be included by all Holders of Registrable Shares, (y) third, the Registrable Shares which are shares of Preferred Stock, pro rata in accordance with the numbers of such securities requested to be included by all Holders of Registrable Shares, and (z) fourth, securities of other Persons requested to be included in such registration pro rata in accordance with the numbers of other securities proposed to be registered by the other Persons, and (ii) if the registration is a secondary registration on behalf of other Persons, the Registrable Shares and securities of the other Persons included in such registration pro rata in accordance with the numbers of securities requested to be included by the holders of Registrable


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         Shares and the number of other securities proposed to be registered by the other Persons. The Company will not grant any registration rights having priorities that conflict or are otherwise inconsistent with this
         Section 2(b).

                  (d) Section 4(d) of the Agreement is hereby amended and restated in its entirety to read as follows:

                  (d) PRIORITY IN REQUESTED REGISTRATIONS. If a requested registration pursuant to this Section 4 involves an underwritten offering and the managing underwriter or underwriters in good faith advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Shares) exceeds the largest number of securities which can be sold in such offering without having an adverse effect on such offering (including the price at which such securities can be sold), then the Company will include in such registration to the extent of the number which the Company is so advised can be sold in such offering (i) first, Registrable Shares which are shares of Common Stock requested to be included in such registration by any Holder pro rata among such Holders on the basis of the number of such Registrable Shares requested to be included by such Holder, (ii) second, Registrable Shares which are shares of Preferred Stock requested to be included in such registration by any Holder pro rata among such Holders on the basis of the number of such Registrable Shares requested to be included by such Holders, and (iii) third, securities of the Company proposed by the Company to be sold for its own account. If this Section 4 is applicable in connection with any such registration, no securities other than Registrable Shares or securities of the Company proposed by the Company to be sold for its own account shall be covered by such registration. The Company will not grant any registration rights having priorities that conflict or are otherwise inconsistent with this Section 4(d).

                  3. CONSENT. Purchaser hereby consents to the provisions hereof amending its rights and granting rights to Westgate.

                  4. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument.




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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed by their respective authorized officers as of the date aforesaid.


                                      GRANT GEOPHYSICAL, INC.
                                      (formerly Grant Acquisition Corporation)


                                      By /s/ Jon Pollock
                                         ---------------------------------------
                                               Name:  Jon Pollock
                                               Title: Chairman


                                      ELLIOTT ASSOCIATES, L.P.


                                      By /s/ Jon Pollock
                                         ---------------------------------------
                                               Name:  Jon Pollock
                                               Title: Portfolio Manager


                                      WESTGATE INTERNATIONAL, L.P.


                                      By /s/ Jon Pollock
                                         ---------------------------------------
                                               Name:  Jon Pollock
                                               Title: Portfolio Manager


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